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                                                                    EXHIBIT 23.1

                           CONSENT OF ARTHUR ANDERSEN

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated July 30, 1999, included in Lunar Corporation's Form 10-K for the year ended June 30, 1999 and to all references to our firm included in this registration statement.

Arthur Andersen LLP

Milwaukee, Wisconsin
June 22, 2000